EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30,1999
                            (Thousands Except Ratio)
                                   (Unaudited)


     Operating Income                               $284,789

     Adjustments:
        Income taxes                                 144,084
        Provision for deferred income taxes          (27,886)
        Deferred investment tax credits               (3,858)
        Other income and deductions                     (783)
        Allowance for borrowed and equity funds
             used during construction                  3,108
                                                    ---------

               Earnings                             $399,454
                                                    =========


     Fixed Charges:
        Interest on long-term debt                  $ 90,662
        Interest on short-term debt and other         15,746
        Distributions on Trust Preferred Securities   12,000
                                                    ---------

               Fixed Charges                        $118,408
                                                    =========


     Ratio of Earnings to Fixed Charges               3.37
                                                    =========